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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF
                     THE SECURITIES EXCHANGE ACT OF 1934






                              CD WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                               73-1504999
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


           722 North Broadway
        Oklahoma City, Oklahoma                             73102
(Address of principal executive offices)                 (Zip Code)





     Securities to be registered pursuant to Section 12(b) of the Act: None


       Securities to be registered pursuant to section 12(g) of the Act:

                                   COMMON STOCK
                                 (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's common stock, par value $.01 per share, is set forth under the caption "Description of Securities" contained in the Prospectus constituting a part of the Registration Statement on Form SB-2 (File No. 333-15139) filed under the Securities Act of 1933, as amended, and such description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed herewith:


EXHIBIT
NUMBER                            NAME OF EXHIBIT
-------                           ---------------

 3.1*        Amended and Restated Certificate of Incorporation

 3.2*        Amended and Restated By-Laws

 4.1*        Specimen Certificate of the Common Stock

10.11*       Form of Lock-Up Agreement

* PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2 (FILE NO. 333-15139). SUCH EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE.


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     Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


December 17, 1996                      CD WAREHOUSE, INC.



                                       By: /s/ JERRY W. GRIZZLE
                                          -------------------------------------
                                          Jerry W. Grizzle
                                          President and Chief Executive Officer